UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 10, 2019

SunPower Corporation
(Exact name of registrant as specified in its charter)

001-34166
(Commission File Number)

Delaware	94-3008969
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)
51 Rio Robles, San Jose, California 95134
(Address of principal executive offices, with zip code)

(408) 240-5500
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of exchange on which registered
Common Stock	SPWR	NASDAQ
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 10, 2019, the Board of Directors (the “Board”) of SunPower Corporation (the “Company”) appointed Thomas Rebeyrol to serve as a member of the Board. Mr. Rebeyrol is replacing Helle Kristoffersen, who earlier resigned, as a designee of Total Solar INTL SAS, formerly known as Total Gas & Power USA, SAS (“Total”), pursuant to the Affiliation Agreement, dated April 28, 2011, as amended, between Total and the Company.
Mr. Rebeyrol has served as senior vice president, strategy, growth and people, of Total Gas Renewables & Power, Inc. in Paris since September 2019. He previously served as vice president, strategy growth and new businesses, of Total Marketing & Services, Inc. in Paris starting in 2015. From 2009 to 2015, Mr. Rebeyrol was managing director of Total Egypt, a subsidiary of Total Marketing & Services, Inc.
Mr. Rebeyrol joined the lubricant division of Elf Aquitaine S.A.S. in 1999, prior to its acquisition by Total, and held various positions in the marketing divisions of Total, including lubricant marketing director, lubricant sales director in Germany, and director of strategy refining and marketing for Africa and the Middle East. He started his career at Procter & Gamble France in 1992. Mr. Rebeyrol is a graduate of HEC Paris business school in France.
Mr. Rebeyrol serves as a Class III director, to serve until the Company’s annual meeting of stockholders to be held in 2020.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUNPOWER CORPORATION

October 15, 2019	By:	/S/ KENNETH L. MAHAFFEY
	Name:	Kenneth L. Mahaffey
	Title:	Executive Vice President and General Counsel